Exhibit 99.1

17-01 Pollitt Drive Fair Lawn, NJ 07410 Main 201-794-6500 Fax 201-794-8341 www.hbe-inc.com
HENRY BROS. ELECTRONICS, INC. ANNOUNCES RESOLUTION OF
LAWSUIT AND THE ADJOURNMENT OF ITS ANNUAL MEETING
OF STOCKHOLDERS TO DECEMBER 15, 2010
Fair Lawn, NJ, December 9, 2010 — Henry Bros. Electronics, Inc. (NASDAQ: HBE) announced today that it entered into a memorandum of understanding on December 8, 2010 that provides for the settlement of a putative shareholder class action suit, captioned Atoll Advisors v. Henry, Docket No.: C-378-10, filed by an individual stockholder in the Superior Court of New Jersey, Law Division, Bergen County against HBE, certain of its officers and directors, and Kratos Defense & Security Solutions, Inc. (NASDAQ:KTOS). Although HBE believes that the action is without merit, it entered into the memorandum of understanding to avoid the risk of materially delaying the proposed merger with Kratos and to minimize the expense of defending the action. The settlement and dismissal with prejudice, if completed and approved by the court, will resolve all of the claims that were or could have been brought in the action, including all claims relating to the merger (other than claims for appraisal under Section 262 of Delaware law).
The memorandum of understanding provides for the settlement and dismissal with prejudice of the action, subject to customary conditions, including completion of appropriate settlement documentation, consummation of Kratos’s proposed acquisition of HBE by merger and all necessary court approvals.
In connection with the settlement and dismissal with prejudice, defendants agreed to make certain disclosures concerning the proposed merger between HBE and Kratos in a supplement to HBE’s Definitive Proxy Statement dated November 9, 2010. In order to allow HBE’s stockholders of record on November 2, 2010 an opportunity to consider the additional information being disclosed in the proxy statement supplement being mailed to them today, the stockholder meeting scheduled for December 9, 2010 to approve, among other things, the pending merger will be convened and adjourned until December 15, 2010, at 10:00 a.m. Eastern Time, at the same location.
HBE’s Board of Directors has not withdrawn, changed or otherwise modified its unanimous recommendation in favor of the proposed merger with Kratos.
About Henry Bros. Electronics, Inc.

Henry Bros. Electronics (NASDAQ: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. HBE has offices in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia. For more information, visit http://www.hbe-inc.com.
ARIZONA    CALIFORNIA    COLORADO     MARYLAND    NEW JERSEY    NEW YORK    TEXAS    VIRGINIA

Important Additional Information
In connection with the proposed merger, HBE filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on November 10, 2010. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED MERGER. A definitive proxy statement has been sent to HBE’s stockholders seeking their approval of the transaction with Kratos. A supplement to this proxy statement to reflect the aforementioned amendment is expected to be mailed this week. Stockholders may also obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov, or by writing to Henry Bros. Electronics, Inc., 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Corporate Secretary.
HBE and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from HBE’s stockholders in connection with the proposed merger. Information concerning the interest of participants in the solicitation, which may be different than those of HBE’s stockholders generally, is set forth in HBE’s proxy statements and Annual Reports on Form 10-K filed with the SEC.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting HBE is detailed from time to time in HBE’s filings with the SEC, including, but not limited to, HBE’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on HBE’s website at www.hbe-inc.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contacts:	Jim Henry, Chief Executive Officer
Todd Fromer	Henry Bros. Electronics, Inc.
KCSA Strategic Communications	201-794-6500
212-896-1215 tfromer@kcsa.com	jhenry@hbe-inc.com

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